UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

MYOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St. 4th Floor
Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 996-9058

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 26, 2022, the Centers for Medicare and Medicaid Services ("CMS") issued final benefit category and payment determinations for its first semi-annual coding cycle for Level II Healthcare Common Procedure Coding System ("HCPCS") codes, which were requested by applying companies and presented at the HCPCS public meeting in June 2022. Myomo (the "Company") presented its request for a benefit category change for its MyoPro products at that public meeting. The Company requested that CMS reclassify the MyoPro as a brace, which is reimbursable on a lump sum basis, rather than its existing classification as durable medical equipment, which is reimbursable on a rental basis. In its determinations, CMS stated that it needs more time to evaluate the scope of the benefit for arm and leg braces generally and elected not to make a determination at this time on the Company's benefit category change application. The full text of CMS' final determinations has been published and is available from CMS.

In rulemaking, CMS has indicated that benefit category determinations under complex circumstances can take several months until a subsequent coding cycle, which in this case began in July 2022. Final determinations from the current coding cycle are expected to be published by CMS during the first quarter of 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date:	September 27, 2022	By:	/s/ David A. Henry
		Name: Title:	David A. Henry Chief Financial Officer